Xomed Surgical Products, Inc. and Subsidiaries




Exhibit (11) - Statement Re: Computation of Earnings Per Share
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                                                                                      Three Months Ended
                                                                             -------------------------------------

                                                                                March 29,            March 30,
                                                                                  1997                 1996
                                                                             ----------------     ----------------
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Average common shares outstanding......................................            7,289               1,019
Net effect of conversion of convertible
preferred stock........................................................               --               3,258

Net effect of dilutive stock options - based on the
treasury stock method.................................................               149                 340
                                                                             ----------------     ----------------

Totals.................................................................            7,438               4,617
                                                                             ================     ================

Net income (pro forma in 1996) available to
common shareholders....................................................           $1,087              $  301
                                                                             ================     ================

Net income per share (pro forma net income in 1996)....................           $ 0.15              $ 0.07
                                                                             ================     ================


Supplementary net income ..............................................                               $  680
                                                                                                  ================

Supplementary net income per share.....................................                               $ 0.09
                                                                                                  ================


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